UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 13, 2019

ECO ENERGY TECH ASIA, LTD.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-37630	47-3444723
(Commission File Number)	(IRS Employer Identification No.)

Unit 503, 5/F, Silvercord Tower 2, 30 Canton Road, TST, Kowloon, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

(852) 91235575

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant's Certifying Accountant.

On March 13, 2019, Eco Energy Tech Asia, Ltd. ("ECO" or the "Company") dismissed Centurion ZD CPA & Co. ("Centurion") as the Company’s independent registered public accounting firm.

Effective March 13, 2019, the Company appointed Saturna Group Chartered Professional Accountants LLP (“Saturna”) as independent registered public accounting firm for the Company’s fiscal year ended December 31, 2018. The Company’s decision to replace Centurion with Saturna was approved by the Board of Directors of the Company.

The Centurion reports on the Company’s financial statements as of December 31, 2017 and 2016 and for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2017 and 2016 and through March 13, 2019, (i) there were no disagreements with Centurion on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Centurion, would have caused Centurion to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provide Centurion a copy of the foregoing statements and requested a letter from Centurion to the Securities and Exchange Commission stating whether Centurion agrees with the above statements. A copy of that letter, dated March 13, 2019 is filed as Exhibit 16.1 to this Form 8-K.

During the years ended December 31, 2017 and 2016 and through March 13, 2019, neither the Company, nor anyone acting on behalf of the Company, consulted with Saturna with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, or any other matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit Index

Exhibit No.	Description
16.1	Letter dated March 13, 2019 from Centurion ZD CPA & Co.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO ENERGY TECH ASIA, LTD

Date: March 13, 2019	By:	/s/ Yuen May Cheung
Yuen May Cheung
Chief Executive Officer

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